EXHIBIT 24

EVERSOURCE ENERGY
SECURITIES AND EXCHANGE FILINGS
POWER OF ATTORNEY

	Know all by these presents, in connection with the undersigned's duties and responsibilities as a Trustee of Eversource Energy, that the undersigned hereby constitutes and appoints each of Gregory B. Butler, Kerry J. Tomasevich, and Matthew Benson, signing singly, as his true and lawful attorney-in-fact to:

	(1)	Obtain necessary EDGAR access codes and execute for and on
behalf of the undersigned Forms 144 under the Securities Act of 1933 and Rule 144 promulgated thereunder, and Forms 3, 4 and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

	(2)	Do and perform any and all acts for and on behalf of the
undersigned, including signing the relevant documents, which may be necessary or desirable to complete the execution of any such Form
144 and Form 3, 4 and 5 and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

	(3)	Do and perform any and all acts for and on behalf of the
undersigned, including signing the relevant documents, which may be necessary or desirable to complete the execution of Registration
Statements filed with the United States Securities and Exchange
Commission and any other authority; and

	(4)	Do and perform any and all acts for and on behalf of the
undersigned, including signing the relevant documents, which may be necessary or desirable to complete the execution of Annual Reports on Form 10-K filed with the United States Securities and Exchange Commission and any other authority; and

	(5)	Take any other action of any type whatsoever in connection
with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in their discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever requisite, necessary and proper to be done in the exercise of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the direction of the undersigned, are not assuming any of the undersigned's responsibilities to comply with the Securities Act of 1933 and/or the Securities Exchange Act of 1934.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of May 10, 2021.

/s/ Penelope M Conner
Penelope M Conner
Executive Vice President-Customer Experience and Energy Strategy

State of Massachusetts
Suffolk County

On this 10th day of May, 2021, before me, the undersigned notary public, personally appeared Penelope M Conner, personally known to me, and acknowledged the foregoing instrument to be her free act and deed.

In witness whereof, I hereunto set my hand and official seal.

/s/ Florence J. Iacono
Notary Public
Print Name: Florence J. Iacono
My commission expires: January 20, 2023